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                               RS INVESTMENT TRUST

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                                (Amendment No. )

                         Filed by the Registrant     /x/

               Filed by a party other than the Registrant     / /

Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ /  Definitive Proxy Statement

/X/  Definitive Additional Materials

/ /  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec. 240.14a-12

                               RS INVESTMENT TRUST
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement,
                            if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form of Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:


                                       2
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                            KING MUTUAL FUND SERVICES
                                TELEPHONE SCRIPT

                            RS AGGRESSIVE GROWTH FUND



INTRODUCTION
------------

Hello, Mr./Mrs. (Shareholder). I am calling with regard to your investment in the RS AGGRESSIVE GROWTH FUND. My name is ________________ and I'm a proxy representative with D.F. King & Co. calling at the request of RS INVESTMENT TRUST. We're currently contacting shareholders of the Fund to assist in getting the necessary proxy votes for the shareholder meeting scheduled for JANUARY 9, 2003. Did you receive the materials from the fund?

Are you familiar with the proposal to merge the RS Aggressive Growth Fund into the RS Emerging Growth Fund? Do you have any questions?

At your earliest convenience, please vote by signing and dating the proxy card you received, and returning it in the envelope provided. If you like, I can record your vote over the telephone right now. Is that okay?

Here is how we will proceed. I will record this phone call. I will ask you for your name, your address and the last 4 digits of your social security number (or Tax Identification Number if shares are registered to an entity). Finally, I will confirm that you have received the proxy materials. Then I will take your vote. Within 72 hours, you will be mailed a letter confirming your vote, which will tell you how to make any changes you wish. Are you ready?

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BEGIN THE VOTE
--------------

At this time, I'll begin recording the call. First, I'll reintroduce myself. My name is __________, calling from D.F. King & Co., Inc. on behalf of the RS AGGRESSIVE GROWTH FUND. Today's date is __________ and the time is __________.

May I please have your full name? Can you confirm that you are authorized to direct the voting of these RS AGGRESSIVE GROWTH FUND shares?

May I please have your address?

May I have the last 4 digits of your social security number?

Have you received the proxy materials?


ACTUAL VOTING
-------------

Your Board Members are asking you to consider a proposal which they have approved and recommended to shareholders. They recommend that you vote in favor of the proposal. You may, of course, vote for the proposal, or you may vote against the proposal or abstain from voting. Would you like to vote now in favor of the proposal as recommended by your Board?


CLOSING
-------

I have recorded your vote. You have voted __________. Is that correct? As your voting agent I will execute a written proxy in accordance with your instructions and forward it on to the RS Aggressive Growth Fund. In the next 72 hours, we will mail you a letter by first class mail confirming your vote. If you wish to change your vote for any reason, please call us at the phone number listed in the letter. Thank you for your time.

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                            RS AGGRESSIVE GROWTH FUND
--------------------------------------------------------------------------------
                            ANSWERING MACHINE MESSAGE
--------------------------------------------------------------------------------

Hello, this is _______ calling on behalf of the RS AGGRESSIVE GROWTH FUND. You should have received material in the mail concerning the SHAREHOLDER MEETING to be held on JANUARY 9, 2003.

At your earliest convenience, please sign, date, and return the proxy card in the envelope provided. If you have any questions, need proxy material or would like to vote by telephone, please call 1-800-431-9643.

Thank you for your consideration.

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                              D.F. King & Co., Inc.
                                  77 Water St.
                               New York, NY 10005



NFDS AUDIT ACCOUNT
MEDIA SUPPORT
ATTN DAVID PASSMAN
330 W 9TH ST 3RD FLOOR
KANSAS CITY, MO  64105-1514


                            Vote Confirmation Letter
                            RS AGGRESSIVE GROWTH FUND
                       Meeting of shareholders 2003/01/09


Account #:
Shares:
Date:
Time:

Vote Received:
Proposal 01: PROPOSAL TO APPROVE THE MERGER OF RS AGGRESSIVE GROWTH FUND WITH AND INTO RS EMERGING GROWTH FUND, AS DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT AND THE AGREEMENT AND PLAN OF REORGANIZATION

Dear Shareholder:
In connection with the above-referenced Meeting of Shareholders, this notice will confirm that your shares have been voted as indicated above in accordance with your instructions. If any of the information is incorrect, please call 1-800-431-9643 immediately, and in any event no later than: 11:00 P.M. Eastern Daylight Time, on 2003/01/07.

Thank you for your cooperation.

Very truly yours,

D.F. King & Co., Inc.